Exhibit 4.2

GUARANTY OF PAYMENT (CREDIT PARTIES)

This GUARANTY OF PAYMENT (CREDIT PARTIES) dated as of February 24, 2012 (this “Agreement”), among ABERCROMBIE & FITCH CO., a Delaware corporation (“Parent”), each direct and indirect Domestic Subsidiary of Parent party hereto (each a “Domestic Subsidiary” and, together with Parent and any other Domestic Subsidiaries that become parties hereto as contemplated by Section 25 hereof, referred to herein individually as a “Guarantor” and collectively as the “Guarantors”), and PNC BANK, NATIONAL ASSOCIATION, as administrative agent (the “Agent”) for the lenders (the “Lenders”) party to the Term Loan Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Abercrombie & Fitch Management Co. (the “Company”), Parent, the Lenders party thereto, the Agent, PNC Capital Markets LLC, as co-lead arranger and co-bookrunner, J.P. Morgan Securities LLC, as co-lead arranger and co-bookrunner, JPMorgan Chase Bank, N.A., as the Syndication Agent, Fifth Third Bank, as co-documentation agent and Citizens Bank of Pennsylvania, as co-documentation agent.

The Lenders have agreed to make loans to Borrower in accordance with the terms of the Loan Agreement. The obligations of the Lenders to lend under the Loan Agreement are conditioned on, among other things, the execution and delivery by the Guarantors of a guarantee agreement in the form hereof. The Guarantors acknowledge that they will derive substantial benefits from the extension of credit to Borrower under the Loan Agreement. As consideration therefor and in order to induce the Lenders to make the Loans (such term and the other capitalized terms used herein and not otherwise defined herein having the meanings assigned to them in the Loan Agreement), the Guarantors are willing to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:

SECTION 1. The following terms shall have the meanings specified herein:

“Creditor” means the Agent, the Lenders, the Designated Hedge Creditors, and the respective successors and assigns of each of the foregoing.

“Designated Hedge Document” means (i) each Designated Hedge Agreement to which the Parent or any of its Subsidiaries is now or may hereafter become a party, and (ii) each confirmation, transaction statement or other document executed and delivered in connection therewith to which the Parent or any of its Subsidiaries is now or may hereafter become a party.

“Designated Hedge Document Obligations” means all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing owing by any Designated Hedge Obligor to any Designated Hedge Creditor pursuant to any of the Designated Hedge Documents (including, but not limited to, interest and fees that accrue after the commencement by or against any Designated Hedge Obligor of any insolvency proceeding under Section 362(a) of the Bankruptcy Code, regardless of whether such interest and fees are allowed claims in such proceeding).

“Designated Hedge Obligor” means the Borrower and any Domestic Subsidiary of the Parent that is now or may hereafter become a party to any Designated Hedge Agreement.

“Guaranteed Documents” means (i) the Loan Agreement, the Notes and all other Loan Documents to which any Credit Party or any of its Subsidiaries is now or may hereafter become a party, and (ii) each Designated Hedge Agreement and other Designated Hedge Document to which any Designated Hedge Obligor is now or may hereafter become a party.

“Guaranteed Obligations” means the Obligations and the Designated Hedge Document Obligations.

“Guaranteed Party” means the Borrower, each other Domestic Credit Party and each Designated Hedge Obligor.

SECTION 2. Each of the Guarantors unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety: (i) to the Agent and the Lenders the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations; and (ii) to each Designated Hedge Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Designated Hedge Document Obligations. Each of the Guarantors further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.

SECTION 3. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any other Credit Party or any other Person, or against any guaranty of any other Person. The obligations of each of the Guarantors shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following: (a) any extension, renewal, settlement, compromise, waiver or release in respect to any Guaranteed Obligation under any agreement or instrument, by operation of law or otherwise; (b) any modification or amendment of or supplement to the Loan Agreement, any Note, any other Loan Document, or any agreement or instrument evidencing or relating to any Guaranteed Obligation; (c) any release, non-perfection or invalidity of any direct or indirect security for any Guaranteed Obligation under any agreement or instrument evidencing or relating to any Guaranteed Obligation; (d) any change in the corporate existence, structure or ownership of any Credit Party or other Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Credit Party or other Subsidiary or its assets or any resulting release or discharge of any obligation of any Credit Party or other Subsidiary contained in any agreement or instrument evidencing or relating to any Guaranteed Obligation; (e) the existence of any claim, set-off or other rights which such Guarantor may have at any time against any other Credit Party, the Agent, any Lender, any Affiliate of any Lender or any other person, whether in connection herewith or any unrelated transactions; (f) any invalidity or unenforceability relating to or against any other Credit Party for any reason of any agreement or instrument evidencing or relating to any Guaranteed Obligation, or any provision of applicable law or regulation purporting to prohibit the payment by any Credit Party of any of the Guaranteed Obligations; or (g) any other act or omission of any kind by any other Credit Party, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of such Guarantor’s obligations under this Section 3 other than the irrevocable payment in full of all Guaranteed Obligations.

SECTION 4. Each of the Guarantors further agrees that its guarantee hereunder is an absolute, unconditional, present and continuing guarantee of payment when due and not of collection and is in no way conditioned or contingent upon any attempt to collect from any Guaranteed Party or any Subsidiary or Affiliate of any Guaranteed Party, or any other action, occurrence or circumstance whatsoever, and waives any right to require that resort be had by the Agent or any Lender to any security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Agent or any Lender in favor of the Borrower or any other person. In addition to the foregoing, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees to the Creditors the payment of any and all Guaranteed Obligations of the Borrower and each other Guaranteed Party, whether or not due or payable by the obligor thereon, upon the occurrence in respect of such Guaranteed Party or other applicable obligor of any Insolvency Event, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Agent, for the benefit of the Creditors, on demand, in such currency and otherwise in such manner as is provided in the Guaranteed Documents governing such Guaranteed Obligations. As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees, for the benefit of the Creditors, that, should any amounts constituting Guaranteed Obligations not be recoverable from the Borrower or any other Guaranteed Party for any reason whatsoever (including, without limitation, by reason of any provision of any Guaranteed Document or any other agreement or instrument executed in connection therewith being or becoming, at any time, voidable, void, unenforceable, or otherwise invalid under any applicable law), then notwithstanding any notice or knowledge thereof by the Agent, any other Creditor, any of their respective Affiliates, or any other Person, each Guarantor, jointly and severally, as sole, original and independent obligor, upon demand by the Agent, will make payment to the Agent, for the account of the Creditors, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Guaranteed Documents. Each Guarantor understands, agrees and confirms that the Agent, on behalf of the Creditors, may enforce this Agreement up to the full amount of the Guaranteed Obligations against any Guarantor without proceeding against any other Guarantor, any Guaranteed Party or any other Person.

SECTION 5. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy under any Loan Document, any guarantee or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of the Borrower or any Guarantor as a matter of law or equity (other than the indefeasible payment in full of all the Guaranteed Obligations).

SECTION 6. Each of the Guarantors further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Agent or any Lender upon the bankruptcy or reorganization of the Borrower, any other Guarantor or otherwise.

SECTION 7. In furtherance of the foregoing and not in limitation of any other right which the Agent or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Agent, forthwith pay, or cause to be paid, to the Agent for distribution to the Lenders, if and as appropriate, in cash the amount of such unpaid Guaranteed Obligation. Notwithstanding any payment or payments made by a Guarantor hereunder or any setoff or application of funds of a Guarantor by the Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Lender against the Borrower or any guarantee or right of offset held for the payment of the Guaranteed Obligations (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise), nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agent or any Lender by the Borrower on account of the Guaranteed Obligations are paid in full and the Commitments are terminated. If any amount shall erroneously be paid to any Guarantor on account of such subrogation, contribution, reimbursement, indemnity and similar rights, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Agent to be credited and applied to the payment of the Guaranteed Obligations. Any term or provision of this Agreement to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed by that Guarantor without rendering this Agreement, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 8. Each of the Guarantors represents and warrants that: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the execution, delivery and performance by it of this Agreement are within its corporate or limited liability company, as applicable, powers, have been duly authorized by all necessary corporate or limited liability company, as applicable, and (if necessary) stockholder or member, as applicable, action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or certificate of formation, as applicable, or bylaws or limited liability company agreement, as applicable, or any material agreement or instrument binding upon it; (c) it has duly executed and delivered this Agreement and each other Loan Document, if any, to which it is party; (d) no consent or approval of, registration or filing with, or any other action by, any Governmental Authority, is required to authorize or is required as a condition to (i) the execution, delivery and performance by such Guarantor of any Loan Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Loan Document to which such Guarantor is a party; (e) there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending or, to the knowledge of such Guarantor, threatened against or affecting such Guarantor that (i) with respect thereto, there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) expressly contest the validity of this Agreement; and (f) this Agreement constitutes a legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 9. The guarantees made hereunder shall survive and be in full force and effect so long as any Guaranteed Obligation is outstanding and has not been indefeasibly paid, and shall be reinstated to the extent provided in Section 6.

SECTION 10. This Agreement and the terms, covenants and conditions hereof shall be binding upon each Guarantor and its successors and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns. None of the Guarantors shall be permitted to assign or transfer any of its rights or obligations under this Agreement, except as expressly contemplated by this Agreement.

SECTION 11. All amounts received by the Agent pursuant to, or in connection with the enforcement of, this Agreement, together with all amounts and other rights and benefits realized by any Creditor (or to which any Creditor may be entitled) by virtue of this Agreement, shall be applied as provided in Section 8.03 of the Loan Agreement.

SECTION 12. The Guarantors hereby jointly and severally agree to pay, to the extent not paid pursuant to Section 11.01 of the Loan Agreement, all reasonable out-of-pocket costs and expenses of the Agent and each other Creditor in connection with the enforcement of this Agreement and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Agent or any of the other Creditors).

SECTION 13. No failure on the part of the Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Agent or any Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder and under the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law. Except as provided in the Loan Agreement, none of the Agent or the Lenders shall be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

SECTION 14. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. TO THE FULLEST EXTENT PERMITTED BY LAW, THE GUARANTORS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the Court of Common Pleas of Cuyahoga County, Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices pursuant to Section 15 hereof, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction. Each Guarantor hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in this Section 14 and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 15. All communications and notices hereunder shall be in writing and given as provided in Section 11.04 of the Loan Agreement; provided that any communication or notice hereunder to any Guarantor shall be given to it in care of the Company at the address or telecopy or telex number specified in the Loan Agreement.

SECTION 16. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 17. A separate action or actions may be brought and prosecuted against any Guarantor whether or not action is brought against any other Guarantor, any other guarantor or any Guaranteed Party, and whether or not any other Guarantor, any other guarantor of the Guaranteed Parties or any Guaranteed Party joined in any such action or actions.

SECTION 18. Each Guarantor confirms that an executed (or conformed) copy of each of the Guaranteed Documents has been made available to its principal executive officers, that such officers are familiar with the contents thereof and of this Agreement, and that it has executed and delivered this Agreement after reviewing the terms and conditions of the Loan Agreement, the other Guaranteed Documents and this Agreement and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Agreement. Each Guarantor confirms that it has made its own independent investigation with respect to the creditworthiness of the Guaranteed Parties and their Subsidiaries and Affiliates and is not executing and delivering this Agreement in reliance on any representation or warranty by the Agent or any other Creditor or any other Person acting on behalf of the Agent or any other Creditor as to such creditworthiness. Each Guarantor expressly assumes all responsibilities to remain informed of the financial condition of the Guaranteed Parties and their respective Subsidiaries and Affiliates and any circumstances affecting (a) any Guaranteed Party’s or any of its Subsidiary’s or Affiliate’s ability to perform its obligations under the Loan Agreement and the other Guaranteed Documents to which it is a party, or (b) any other guaranty for all or any part of such Guaranteed Party’s or such Subsidiary’s or Affiliate’s payment and performance obligations thereunder; and each Guarantor further agrees that the Agent and the other Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or the risks such Guarantor undertakes in this Agreement.

SECTION 19. Each Guarantor covenants and agrees that on and after the date hereof and until this Agreement is terminated in accordance with its terms, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no Default or Event of Default, is caused by the actions or inactions of such Guarantor or any of its Subsidiaries.

SECTION 20. The relationship among any Guarantor and its Affiliates, on the one hand, and the Agent and the other Creditors, on the other hand, is solely that of debtor and creditor, and the Agent and the other Creditors have no fiduciary or other special relationship with any Guarantor or any of its Affiliates, and no term or provision of any Guaranteed Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

SECTION 21. This Guarantee may be released with respect to any Subsidiary that ceases to be a Subsidiary Guarantor as a result of a transaction that is permitted by the terms of the Loan Agreement.

SECTION 22. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument; provided that this Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder. This Agreement shall be effective with respect to any Guarantor when a counterpart which bears the signature of such Guarantor shall have been delivered to the Agent.

SECTION 23. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION,

SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 23.

SECTION 24. Upon execution and delivery by the Agent and any subsequently acquired or organized Domestic Subsidiary of an instrument in the form of Annex 1 attached hereto, such subsequently acquired or organized Domestic Subsidiary shall, if so required by the terms of the Loan Agreement, become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ABERCROMBIE & FITCH CO.

By: /s/ Everett Gallagher
Name: Everett Gallagher
Title: Senior Vice President – Tax, Treasury & Risk Management & Treasurer

ABERCROMBIE & FITCH HOLDING CORPORATION A&F TRADEMARK, INC.
ABERCROMBIE & FITCH FULFILLMENT COMPANY
ABERCROMBIE & FITCH DISTRIBUTION COMPANY J.M.H. TRADEMARK, INC. J.M. HOLLISTER, LLC
ABERCROMBIE & FITCH TRADING CO. ABERCROMBIE & FITCH STORES, INC. FAN COMPANY, LLC
HOLLISTER CO. ABERCROMBIE & FITCH INTERNATIONAL, INC.
GILLY HICKS, LLC DFZ, LLC
A&F CANADA HOLDING CO.
CANOE, LLC CROMBIE, LLC RUEHL NO. 925, LLC AFH PUERTO RICO LLC NSOP, LLC

By: /s/ Everett Gallagher
Name: Everett Gallagher
Title: Senior Vice President & Treasurer

ABERCROMBIE & FITCH PROCUREMENT SERVICES, LLC
By: Abercrombie & Fitch Trading Co., its Sole Member

By: /s/ Everett Gallagher
Name: Everett Gallagher
Title: Senior Vice President & Treasurer, Abercrombie & Fitch Trading Co.

SIGNATURE PAGE TO GUARANTY

PNC BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ Thomas Redmond
Name: Thomas Redmond
Title: Senior Vice President

SIGNATURE PAGE TO GUARANTY

ANNEX 1 to the

Guaranty of Payment (Credit Parties)

SUPPLEMENT NO. dated as of                     , 20[    ] to the GUARANTY OF PAYMENT (CREDIT PARTIES), dated as of February     , 2012 (the “Agreement”), among ABERCROMBIE & FITCH CO., a Delaware corporation (“Parent”), and each direct and indirect Subsidiary of Parent party thereto (each a “Domestic Subsidiary” and, together with Parent and any other Domestic Subsidiaries that become parties hereto as contemplated by Section 25 thereof, referred to herein individually as a “Guarantor” and collectively as the “Guarantors”), and PNC BANK, NATIONAL ASSOCIATION, as global administrative agent (the “Agent”) for the lenders (the “Lenders”) party to the Term Loan Agreement, dated as of February     , 2012 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Abercrombie & Fitch Management Co. (the “Company”), Parent, the Lenders party thereto, the Agent, PNC Capital Markets LLC, as co-lead arranger and co-bookrunner, J.P. Morgan Securities LLC, as co-lead arranger and co-bookrunner, JPMorgan Chase Bank, N.A., as the Syndication Agent, Fifth Third Bank, as co-documentation agent and Citizens Bank of Pennsylvania, as co-documentation agent.

The Guarantors have entered into the Agreement in order to induce the Lenders to make Loans to the Borrower (such term and other capitalized terms used herein and not otherwise defined herein having the meanings assigned to such terms in the Agreement and the Loan Agreement). Section 25 of the Agreement provides that additional Domestic Subsidiaries may become Guarantors under the Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Domestic Subsidiary (the “New Guarantor”) is executing this Supplement to become a Guarantor under the Agreement. As a Subsidiary, the New Guarantor acknowledges that it derives substantial benefits from the extension of credit to the Borrower under the Loan Agreement.

Accordingly, the Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 25 of the Agreement, the New Guarantor by its signature below becomes a Guarantor under the Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Agreement applicable to it as a Guarantor thereunder. Each reference to a “Guarantor” in the Agreement shall be deemed to include the New Guarantor. The Agreement is hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Agent shall have received a counterpart of this Supplement that bears the signature of the New Guarantor.

SECTION 4. Except as expressly supplemented hereby, the Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable and the validity, legality and enforceability of the remaining provisions contained herein and in the Agreement, and of any such provision with respect to any other Guarantor, shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below.

SECTION 8. The New Guarantor agrees to reimburse the Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Agent.

IN WITNESS WHEREOF, the New Guarantor and the Agent have duly executed this Supplement to the Agreement as of the day and year first above written.

[NAME OF NEW GUARANTOR],

By:
Name:
Title:
[Address]

PNC BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title: